EXHIBIT 9.3

VOTING TRUST AGREEMENT AMENDMENT

Whereas, the persons, listed below (hereinafter referred to as the “Certificate Holders”) wish to amend the Voting Trust Agreement entered into as of December 4, 1989 (hereinafter referred to as the “Voting Trust Agreement”) to extend the term of the Voting Trust created in that Agreement for an additional twenty years from this 15th day of August 2024 to further effectuate the purpose of that trust.

NOW, THEREFORE, in the interests of continuing to stabilize and enhance the voting power of the shares held in trust, the Certificate Holders for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, have agreed to extend the term of the Voting Trust Agreement by amending paragraph 4 of that Agreement to provide for the Agreement to remain in full force and effect for twenty (20) years from the date of August 15, 2024.

All other terms of the Agreement remain unchanged.

In WITNESS WHEREOF, The parties hereto have hereunto set their hands as of August 15, 2024.

1983 Cohen Family Trust		Maryjo Cohen 1998 Trust
By:	/S/ Maryjo Cohen	By:	/S/ Maryjo Cohen
	Maryjo Cohen		Maryjo Cohen
	Its Trustee		Its Trustee

Amy R. Cohen Alpine 1998 Trust		Alyssa M. Alpine 1998 Trust
By:	/S/ Amy R. Cohen Alpine	By:	/S/ Alyssa M. Alpine
	Amy R. Cohen Alpine		Alyssa M. Alpine
	Its Trustee		Its Trustee

Alyssa M. Alpine 2010 Trust		Alyssa M. Alpine 2012 Trust
By:	/S/ Maryjo Cohen	By:	/S/ Maryjo Cohen
	Maryjo Cohen		Maryjo Cohen
	Its Trustee		Its Trustee

Phillips/Cohen GST Family Trust		Alpine Family 2012 Trust
By:	/S/ Maryjo Cohen	By:	/S/ Maryjo Cohen
	Maryjo Cohen		Maryjo Cohen
	Its Trustee		Its Trustee

Phillips/Cohen GST Family Non-Exempt Tr		Alpine Family 2012 Non-Exempt Tr
By:	/S/ Maryjo Cohen	By:	/S/ Maryjo Cohen
	Maryjo Cohen		Maryjo Cohen
	Its Trustee		Its Trustee

A Alpine Trust U/T E Cohen
By:	/S/ Maryjo Cohen
Maryjo Cohen
Its Trustee